Exhibit 10.2

DEALER-MANAGER AGREEMENT

THIS DEALER-MANAGER AGREEMENT (this “Agreement’) is made as of this [●] day of [                    ], 2023, by and between KKR Private Equity Conglomerate LLC, a Delaware limited liability company (the “Company”), and KKR Capital Markets LLC (the “Dealer-Manager”), a Delaware limited liability company.

WHEREAS, the Company is conducting a private placement offering in accordance with Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”), of Class S Shares, Class D Shares, Class U Shares, Class I Shares, Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares (“Shares”) through a private placement memorandum (the “Private Placement Memorandum”);

WHEREAS, the Company has filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

WHEREAS, the Dealer-Manager is registered as a broker-dealer with the SEC under the 1934 Act, and is a member of Financial Industry Regulatory Authority, Inc. (“FINRA”); and

WHEREAS, the Company wishes to retain the Dealer-Manager to serve as dealer-manager of each class of the Shares and for such additional classes of Shares that the Company may issue in the future, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and intending to be legally bound, the parties hereby agree as follows:

SECTION 1     APPOINTMENT

1.1 Dealer-Manager. The Company hereby appoints Dealer-Manager as its dealer-manager of Shares and to provide such other services in accordance with the terms set forth in this Agreement. Dealer-Manager accepts such appointment and agrees to furnish certain related services as set forth in this Agreement.

1.2 Appointment not Exclusive. Notwithstanding Dealer-Manager’s appointment as dealer-manager of Shares, the Company reserves the right to make sales of Shares without sales charges consistent with the terms of the Private Placement Memorandum, including direct sales of Shares, and to engage in other legally authorized transactions in Shares. Such other transactions may include, without limitation, transactions between the Company or any class and its shareholders only; transactions involving the reorganization of the Company; and transactions involving the merger or combination of the Company with another corporation or trust.

SECTION 2     SOLICITATION OF SALES AND OTHER SERVICES

2.1 Solicitation of Sales. The Company grants to Dealer-Manager the right to sell its Shares authorized for issue, at the net asset value per Share, plus any applicable sales charges, in accordance with the Private Placement Memorandum, as agent and on behalf of the Company, during the term of this Agreement and subject to the rules and regulations of the SEC and the laws governing the sale of securities in the various states (“Blue Sky Laws”). The Company may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable. The Dealer-Manager agrees that no offer or sale of Shares will be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Shares have not been registered or qualified for offer and sale under applicable state securities laws unless Shares are exempt from the registration or qualification requirements of such laws. Investments will be sold (i) in the United States only to U.S. persons who are “accredited investors” within the meaning of Regulation D under the 1933 Act and (ii) outside the United States in accordance with Regulation S under the 1933 Act and pursuant to the laws, rules and regulations applicable to the offer and sale of Shares in the applicable non-U.S. jurisdiction. The Dealer-Manager agrees to provide a current Private Placement Memorandum, including any written supplements, to prospective shareholders. The Dealer-Manager may prepare, print and distribute such other sales literature and advertising materials in connection with the offering of Shares as it deems appropriate. Without limiting the foregoing, the Dealer-Manager shall perform or supervise the performance by others of the services set forth herein.

2.2 Dealer-Manager will have the right, as agent, to sell Shares to broker-dealers that are members of FINRA and who have entered into selling agreements with Dealer-Manager; or through other financial intermediaries, in each case against orders therefore. In consideration of these rights granted to the Dealer-Manager, the Dealer-Manager agrees to use all commercially reasonable efforts in connection with the sale of Shares; provided, however, that the Dealer-Manager will not be prevented from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The provisions of this paragraph do not obligate the Dealer-Manager to register as a broker or dealer under the Blue Sky Laws of any jurisdiction or laws of any foreign jurisdiction in which it is not now registered or to maintain its registration in any jurisdiction in which it is now registered or obligate the Dealer-Manager to sell any particular number of Shares. The Dealer-Manager will not direct remuneration from commissions paid by the Company for portfolio securities transactions to a broker or dealer for promoting or selling Shares. The Company reserves the right to refuse at any time or times to sell any of its Shares for any reason deemed adequate by it. All orders through the Dealer-Manager will be subject to acceptance and confirmation by the Company. Throughout the term of this Agreement, the Dealer-Manager shall maintain such licenses and registrations as are necessary to permit it and its representatives and agents to provide the services hereunder.

2.3 Other Services. Without limiting the foregoing, the Dealer-Manager will perform or supervise the performance by others of the additional services set forth herein, including the following personal investor services and account maintenance services:

(a) providing administrative, operational and infrastructural support for the selling of Shares and settlement of transactions with shareholders, as necessary;

(b) handling inquiries regarding the Company from shareholders in the Company, including but not limited to, questions concerning such shareholders’ investments in the Company, including repurchase offers, reports and tax information provided by the Company;

(c) assisting in the enhancement of relations and communications between shareholders and the Company;

(d) assisting in the establishment and maintenance of shareholders’ accounts with the Company, including notifying the Company or its agents of any changes in account information;

(e) assisting in receiving and forwarding purchase and repurchase requests and payments to and from such shareholders;

(f) assisting the Company or its agent (including the Company’s transfer agent) with the process of receiving and forwarding purchase and repurchase requests and payments to and from shareholders;

(g) providing such other similar services as the Company may reasonably request to the extent Dealer-Manager is permitted to do so under applicable statutes, rules and regulations; and

(h) assisting, as requested, in the repurchase of Shares owned by shareholders.

SECTION 3     REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants that:

(a) it is duly formed, validly existing and in good standing under the laws of the state of Delaware, and has all requisite power under the laws of such state and applicable federal law to conduct its business as now being conducted and to perform its obligations as contemplated by this Agreement;

(b) this Agreement has been duly authorized by the Board of Directors of the Company, including by unanimous affirmative vote of a majority of the independent directors of the Company; and when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(c) it shall timely perform all obligations identified in this Agreement as obligations of the Company, including, without limitation, providing the Dealer-Manager with all marketing materials reasonably requested by the Dealer-Manager and giving all necessary consents or approvals in good faith and within a timely manner;

(d) each Private Placement Memorandum has been prepared in accordance with all applicable laws and regulations and no Private Placement Memorandum will include an untrue statement of a material fact or omit to state a material fact that is required to be stated therein so as to make the statements contained in such Private Placement Memorandum not misleading;

(e) it will notify the Dealer-Manager as soon as reasonably practical in advance of any matter which could materially affect the Dealer-Manager’s performance of its duties and obligations under this Agreement, including any amendment to the Private Placement Memorandum;

(f) it will provide Dealer-Manager with a copy of each Private Placement Memorandum as soon as reasonably possible prior to or contemporaneously with the distribution of such Private Placement Memorandum;

(g) it shall fully cooperate with requests from government regulators and the Dealer-Manager for information relating to customers and/or transactions involving the Shares, as permitted by law, in order for the Dealer-Manager to comply with its regulatory obligations;

(h) the Shares have not been registered under the 1933 Act, the securities laws of any other state or the securities laws of any other jurisdiction, but will be offered and sold in reliance on an exemption from the registration requirements under the 1933 Act and any other applicable laws pursuant to the Private Placement Memorandum;

(i) the Shares are being offered and sold (i) in the United States under the exemption provided by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, to U.S. persons who are “accredited investors” within the meaning of Regulation D under the 1933 Act, and (ii) outside the United States in accordance with Regulation S under the 1933 Act. As of the date hereof, no jurisdiction in which the Shares have been or will be offered or sold has issued any notification with respect to the suspension of the qualification of the Shares for sale in such jurisdiction and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened;

(j) the Company is conducting an offering of Shares as a private placement and shall not take any action that (i) causes the offering of the Shares to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the 1933 Act and/or any regulations promulgated thereunder or (ii) causes the offering of Shares to lose its exemption from registration provided by Rule 506(b) of Regulation D under the 1933 Act; and

(k) the Company intends to conduct its business so as not to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the 1940 Act.

3.2 Representations, Warranties and Covenants of Dealer-Manager. Dealer-Manager represents, warrants and covenants that:

(a) it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite actions on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms;

(b) it is registered as a broker-dealer with the SEC under the 1934 Act and a member of FINRA;

(c) it is and will continue to be in compliance with all applicable laws and regulations aimed at the prevention and detection of money laundering and/or the financing of terrorism activities including Bank Secrecy Act, as amended by USA PATRIOT Act, U.S. Treasury Department, including the Office of Foreign Asset Control (“OFAC”), Financial Crimes and Enforcement Network (“FinCEN”) and the SEC (collectively, “Money Laundering Laws”) in its duties as a Dealer-Manager under this Agreement, provided that, for the avoidance of doubt, such duties and corresponding compliance with Money Laundering Laws may be delegated or otherwise carried out by placement agents, financial intermediaries, the Company’s administrator or the Company’s transfer agent pursuant to separate agreements between such party and the Company or Dealer-Manager;

(d) it has an anti-money laundering program (“AML Program”), that at minimum includes, (i) an AML compliance officer designated to administer and oversee the AML Program, (ii) ongoing training for appropriate personnel, (iii) internal controls and procedures reasonably designed to prevent and detect suspicious activity monitoring and terrorist financing activities; (iv) appropriate risk-based procedures for conducting ongoing customer due diligence, including: (a) understanding the nature and purpose of customer relationships for the purpose of developing a customer risk profile and (b) conducting ongoing monitoring to identify and report suspicious transactions and, on a risk basis, to maintain and update customer information (including beneficial ownership information of legal entity customers); and (v) appropriate record keeping procedures;

(e) it shall not give any information or make any representations other than those contained in the current Private Placement Memorandum or contained in shareholder reports or other material that may be prepared by or on behalf of the Company for the Dealer-Manager’s use. The Dealer-Manager may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations; and provided further, that the Company has previously approved such material;

(f) it will offer Shares, and in its agreements with Intermediaries (as defined below) will require that the Intermediaries offer Shares, only to those persons who meet the suitability standards set forth in the Private Placement Memorandum or in any suitability letter or memorandum sent by the Company (including, for the avoidance of doubt, only from investors each of which, together with any other investor for which such investor is acting as a trustee or other fiduciary, the Dealer-Manager or Intermediary making such offering of Shares, shall reasonably believe (a) is an “accredited investor” with respect to the Shares within the meaning of Regulation D under the 1933 Act; or (b) is not a United States person within the meaning of Rule 902 under the 1933 Act) and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer-Manager represents, warrants and covenants that it will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both the Dealer-Manager and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, the Dealer-Manager will comply, and in its agreements with Intermediaries, the Dealer-Manager will require that the Intermediaries comply, with the provisions of the FINRA Rules, Regulation Best Interest under the 1934 Act, as well as all other applicable rules and regulations relating to suitability of investors;

(g) neither it, nor any person associated with the Dealer-Manager shall offer or sell (nor will the Dealer-Manager in its agreements with Intermediaries (defined below) permit the Intermediaries to offer or sell) Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Private Placement Memorandum, including status as an “accredited investor” as defined in Regulation D under the 1933 Act, minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. The Dealer-Manager agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, the Dealer-Manager, or a person associated with the Dealer-Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, any applicable non-U.S. jurisdiction, FINRA or the Company) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer-Manager, or person associated with the Dealer-Manager, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of the Manager or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account; and the purchaser of Shares has a substantive pre-existing relationship with the Dealer-Manager pursuant to Regulation D under the 1933 Act. The Dealer-Manager further represents, warrants and covenants that the Dealer-Manager, or a person associated with the Dealer-Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by the Dealer-Manager, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. The Dealer-Manager agrees to retain its records in compliance with applicable law and make available a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer or sale of Shares at the time of the initial purchase of Shares to (i) the Company and (ii) representatives of the SEC, FINRA and applicable state or non-U.S. securities administrators upon the Dealer-Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency for a period of at least six years following the termination of this Agreement. In addition, at the Company’s reasonable written request, which shall be no later than the six year anniversary of the date of termination of this Agreement, and at the Company’s sole expense, the Dealer-Manager agrees to retain such records for a reasonable period of time beyond the six year anniversary of the date of termination of this Agreement. The Dealer-Manager shall not purchase any Shares for a discretionary account without obtaining the prior written approval of the Dealer-Manager’s customer and his or her signature on a subscription agreement. In selling Shares, the Dealer-Manager will comply, and in its agreements with Intermediaries, the Dealer-Manager will require that the Intermediaries comply, with the provisions of the FINRA Rules, Regulation Best Interest under the 1934 Act, as well as all other applicable rules and regulations relating to suitability of investors;

(h) neither the Dealer-Manager nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering, nor any of the directors, executive officers or other officers participating in the offering of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer-Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the offer and sale of Shares (each, a “Dealer-Manager Covered Person” and, together, “Dealer-Manager Covered Persons”), is subject to any of the “Bad Actor” disqualifications (“Disqualification Events”) set forth in Rule 506(d) of Regulation D under the Securities Act applicable to the Dealer-Manager except for a Disqualification Event contemplated by Rule 506(d)(2) of the Securities Act, a description of which has been furnished in writing to the Company prior to the date hereof. The “Bad Actor” disqualifications include, among other things: (1) criminal convictions and court injunctions and restraining orders issued in connection with the purchase or sale of a security or false filings with the SEC; (2) final orders from the Commodities Futures Trading Commission, federal banking agencies and certain other regulators that bar a person from associating with a regulated entity or engaging in the business of securities, insurance or banking or that are based on certain fraudulent conduct; (3) SEC disciplinary orders relating to investment advisers, brokers, dealers and their associated persons; (4) SEC cease-and-desist orders relating to violations of certain anti-fraud provisions and registration requirements of the federal securities laws; (5) suspensions or expulsions from membership in a self-regulatory organization (“SRO”) or from association with an SRO member; and (6) U.S. Postal Service false representation orders. To the extent permitted by applicable law and without disclosing any non-public personal information regarding any Dealer-Manager Covered Person, the Dealer-Manager will promptly notify the Company if it becomes aware of a Dealer-Manager Covered Person who is or becomes the subject of a Disqualifying Event or determines that the Company’s exemption under Rule 506 is no longer available as a result of any Disqualifying Event.

(i) in its agreements with Intermediaries (defined below), the Dealer-Manager will require the Intermediaries to represent that:

(i) it has exercised reasonable care, in accordance with section (e) of Rule 506, in making a factual inquiry into whether any Disqualifying Event exists with respect to the Intermediary or any of its Covered Persons;

(ii) it shall make periodic factual inquiry as to the occurrence or existence of any Disqualifying Events with respect to itself and its Covered Persons, and shall conduct such factual inquiry with reasonable care in accordance with subsection (d)(2)(iv) of Rule 506;

(iii) to the extent permitted by applicable law, it will promptly notify the Company if it is or becomes subject to a Disqualifying Event or if it becomes aware that any of its Covered Persons is or becomes the subject of a Disqualifying Event; and

(iv) if a Disqualifying Event occurs with respect to any of its Covered Persons, the Company shall have the right to terminate the Selling Agent Agreement (defined below) with effect from the date of the occurrence of the Disqualifying Event.

SECTION 4     NO REGISTRATION OF SHARES

The Shares have not been registered under the 1933 Act, the securities laws of any other State or the securities laws of any other jurisdiction, but will be offered and sold in reliance on an exemption from the registration requirements of the 1933 Act and any other applicable laws pursuant to the Private Placement Memorandum. The Shares are being offered and sold (i) in the United States under the exemption provided by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the Offering will be made, to U.S. persons who are “accredited investors” within the meaning of Regulation D under the 1933 Act, and (ii) outside the United States in accordance with Regulation S under the 1933 Act. Neither the Company nor the Dealer-Manager shall take any action that (i) causes the offering of the Shares to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the 1933 Act and/or any regulations promulgated thereunder or (ii) causes the offering of Shares to lose its exemption from registration provided by Rule 506(b) of Regulation D under the 1933 Act. The Dealer-Manager shall exercise reasonable diligence to (and shall require Intermediaries to) avoid taking any action that would cause the Company to be an “investment company” within the meaning of the 1940 Act and/or any regulations promulgated thereunder.

SECTION 5     AGREEMENTS WITH FINANCIAL INTERMEDIARIES

The Dealer-Manager is authorized to enter into written agreements (“Selling Agent Agreements”) with banks, broker/dealers, insurance companies and other financial institutions (collectively, “Intermediaries”), on terms and conditions consistent with this Agreement and all applicable laws, regulations and exemptive relief, and to fix therein the portion of the sales charge, if any, that may be allocated to the Intermediaries on such terms and conditions as the Dealer-Manager will deem necessary or appropriate. The Selling Agent Agreements shall be on the general forms that are approved by the Board of Directors of the Company. The Dealer-Manager also may enter into other forms of agreements relating to selling agent activities and support as it deems appropriate, provided that the Dealer-Manager determines that the Company’s responsibility or liability to any person under, or on account of any acts or statements of any such Intermediary under, any such agreement does not exceed its responsibility or liability under the general form(s) of Selling Agent Agreement approved by the Board of Directors of the Company, and provided further that the Dealer-Manager determines that the overall terms of any such agreement are not materially less advantageous to the Company than the overall terms of the general form(s) of Selling Agent Agreement approved by the Board of Directors of the Company. Any Shares sold to Intermediaries for resale will be resold by such intermediaries only at the price set forth in the applicable Private Placement Memorandum or as otherwise permissible under the federal and state securities laws. With respect to Intermediaries who are acting as brokers or dealers within the United States, the Dealer-Manager will offer and sell Shares, as agent for the Company, only to such financial intermediaries who are members in good standing of FINRA. The Dealer-Manager agrees, and each Intermediary shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Intermediary’s participation in any resales or transfers of the Shares. In addition, the Dealer-Manager agrees, and each Intermediary shall have agreed, that should it or they assist with the resale or transfer of the Shares, it and each Intermediary will fully comply with all applicable FINRA or SEC rules or any other applicable federal or state laws, including Regulation D under the 1933 Act. The Company acknowledges that Dealer-Manager may act as the Company’s agent for transmitting, or arranging for transmission of, distribution and/or shareholder servicing fees to be paid to Intermediaries in accordance with arrangements between the Company and such Intermediaries. During the offering, offers and sales of Shares pursuant to the terms of any Selling Agent Agreements that are from “benefit plan investors” (within the meaning of Section 3(12) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other investors who are or whose assets are subject to Title I of ERISA or Section 4975 of the Code must be properly and clearly identified to the Company. At the Company’s request, the Dealer-Manager shall provide to the Company a list of all investors and Intermediaries with whom the Dealer-Manager has initiated oral or written discussions regarding the offering.

SECTION 6     EXPENSES

6.1 Company Expenses. The Company will pay all fees and expenses (i) in connection with the preparation of any Private Placement Memorandum and amendments for the issue of its Shares; (ii) in connection with the registration and qualification of Shares for sale in the various states in which the Board of Directors of the Company will determine advisable to qualify such Shares for sale; (iii) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Company in their capacity as such; (iv) charged by FINRA in connection with FINRA review of Company advertising and marketing materials; and (v) of preparing, setting in type, printing and mailing any Private Placement Memorandum sent to existing shareholders.

6.2 Dealer-Manager Expenses. Dealer-Manager will pay all of its costs and expenses (other than expenses which one or more dealers may bear pursuant to any agreement with Dealer-Manager) incurred by it in connection with the performance of its distribution duties hereunder.

SECTION 7     COMPENSATION

7.1 Compensation to Dealer-Manager. As compensation for providing the services under this Agreement, the Dealer-Manager will receive from the Company:

(a) all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in the Private Placement Memorandum applicable to the appropriate class of shares of the Company, as such Private Placement Memoranda may be amended from time to time, and subject to any further limitations on such fees as the Board of Directors of the Company may impose;

(b) all front-end sales charges, if any, on purchases of Shares sold subject to such charges as described in the Private Placement Memorandum, as amended from time to time. The Dealer-Manager, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Dealer-Manager, may collect the gross proceeds derived from the sale of such Shares, remit the net asset value thereof to the Company upon receipt of the proceeds and retain the applicable sales charge; and

(c) all contingent deferred sales charges (“CDSC”) or early repurchase fees, if any, applied or charged on repurchases of Shares subject to such charges on the terms and subject to such waivers as are described in the Private Placement Memorandum, or as otherwise required pursuant to applicable law.

7.2 Payments to Financial Intermediaries. The Dealer-Manager may re-allow any or all of the distribution or service fees, front-end sales charges and CDSCs that it is paid by the Company to such brokers, dealers and other financial institutions and intermediaries as the Dealer-Manager may from time to time determine.

SECTION 8     INDEMNIFICATION; CONTRIBUTION; LIMITATION OF LIABILITY

8.1 Indemnification of Dealer-Manager. The Company agrees to indemnify, defend and hold harmless the Dealer-Manager, each of its directors, officers, employees and each person, if any, who controls, is controlled by or is under common control with, the Dealer-Manager within the meaning of Section 15 of the 1933 Act (collectively, the “Dealer-Manager Indemnified Parties”) from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Dealer-Manager Indemnified Parties may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Private Placement Memorandum, or any marketing literature or materials distributed on behalf of the Company with respect to the securities covered by the Private Placement Memorandum (the “Covered Documents”) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Dealer-Manager for any legal or other expenses reasonably incurred by the Dealer-Manager in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Covered Documents about the Dealer-Manager in reliance upon and in conformity with written information furnished to the Company by the Dealer-Manager expressly for use therein. In no case is the indemnity by the Company in favor of the Dealer-Manager or any other person to be deemed to protect the Dealer-Manager or any other person against any liability to the Company or its shareholders to which the Dealer-Manager or such person otherwise would be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

8.2 Indemnification of the Company. Dealer-Manager agrees to indemnify, defend and hold harmless the Company, each of its directors, officers, employees and each person, if any, who controls, is controlled by or is under common control with, the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Company Indemnified Parties”) from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company Indemnified Parties may become subject, to the extent, but only to the extent, that an untrue statement or alleged untrue statement or omission or alleged omission was made in a Covered Document, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer-Manager.

8.3 Indemnification Procedures.

(a) If any action or claim shall be brought against any Dealer-Manager Indemnified Party or Company Indemnified Party (any such party, an “Indemnified Party” and collectively, the “Indemnified Parties”), in respect of which indemnity may be sought against the other party hereto, such Indemnified Party shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.

(b) Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded party) included such Indemnified Party and the indemnifying party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or which may also result in a conflict of interest (in which case if such Indemnified Party notifies the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Indemnified Parties.

(c) No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if such action is settled with the written consent of the indemnifying party, or if there shall be a final judgment for the plaintiff in any such action and the time for filing all appeals has expired, the indemnifying party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

(e) The obligations of the indemnifying party under this Section 8 shall be in addition to any liability that the indemnifying party may otherwise have.

8.4 Contribution. If the indemnification provided for in this Section 8 is insufficient or unavailable to any Indemnified Party under this Section 8 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer-Manager on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 8.3(a), above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Dealer-Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Dealer-Manager on the other shall be deemed to be in the same proportion as the amount of gross proceeds received by the Company from the offering of the Shares under this Agreement (expressed in dollars) bears to the net profits received by the Dealer-Manager under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Dealer-Manager on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Dealer-Manager agree that it would not be just and equitable if contributions pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.5 Consequential Damages. In no event and under no circumstances will either party to this Agreement be liable to anyone, including, without limitation, the other party, for consequential damages for any act or failure to act under any provision of this Agreement.

8.6 Limitation of Liability. The Company is a limited liability company organized under Delaware law and under a Certificate of Formation, which is on file at the office of the Secretary of State of Delaware, and a Limited Liability Company Agreement, each of which to which reference is hereby made. The obligations of the Company entered into in the name of the Company or on behalf thereof by any of the Directors, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, officers, employees, agents or shareholders of the Company personally, but bind only the assets of the Company, and all persons dealing with the Company must look solely to the assets of the Company for the enforcement of any claims against the Company.

SECTION 9     TERM AND TERMINATION

This Agreement will be effective upon its execution, and, unless terminated as provided, will continue in operation unless terminated in accordance with the terms hereof. This Agreement may be terminated at any time without penalty by a vote of the Directors of the Company or by the Dealer-Manager upon not less than sixty days prior written notice to the Company.

SECTION 10     MISCELLANEOUS

10.1 Records. The books and records pertaining to the Company, which are in the possession or under the control of Dealer-Manager, will be prepared and maintained as required under applicable securities laws, rules and regulations. The Company and its authorized persons will have access to such books and records at all times during the Dealer-Manager’s normal business hours. Upon the reasonable request of the Company, the Dealer-Manager will provide copies of such books and records to the Company or its authorized persons, at the Company’s expense.

10.2 Independent Contractor. The Dealer-Manager will undertake and discharge its obligations hereunder as an independent contractor. Neither Dealer-Manager nor any of its officers, directors, employees or representatives is or will be an employee of the Company in connection with the performance of Dealer-Manager’s duties hereunder. Dealer-Manager will be responsible for its own conduct and the employment, control, compensation and conduct of its agents and employees, and for any injury to such agents or employees or to others through its agents and employees.

10.3 Notices. All notices provided for or permitted under this Agreement will be deemed effective upon receipt, and will be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, (c) sent via electronic mail, or (d) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below. Notices to the Dealer-Manager will be sent to the attention of: Chief Compliance Officer, KKR Capital Markets LLC, 30 Hudson Yards, New York, NY 10001. Notices to the Company will be sent to the attention of: KKR Private Equity Conglomerate LLC, 30 Hudson Yards, New York, NY 10001. Email notices to the Dealer-Manager will be sent to complianceny@kkr.com, and to the Company will be sent to complianceny@kkr.com.

10.4 Dispute Resolution. Whenever either party desires to institute legal proceedings against the other party concerning this Agreement, it will provide written notice to that effect to such other party. The party providing such notice will refrain from instituting said legal proceedings for a period of thirty (30) days following the date of provision of such notice. During such period, the parties will attempt in good faith to amicably resolve their dispute by negotiation among their executive officers.

10.5 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement may be amended only if such amendment is approved by the vote of a majority of the Directors of the Company.

10.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of laws or choice of laws rules or principles thereof.

10.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which will constitute one and the same instrument. Each such counterpart will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement will be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.

10.8 Force Majeure. No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; act of terrorism, earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

10.9 Severability. Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction will be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that the court making such determination will have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement will be enforceable as so modified.

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IN WITNESS WHEREOF, the Company and Dealer-Manager have each duly executed this Agreement, as of the day and year above written.

KKR Private Equity Conglomerate LLC	KKR Capital Markets LLC

By:	By:
Name:	Name:
Title:	Title: